Disclaimers Forward-Looking Statements Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro Bio, Inc. (Korro) regarding the future including, without limitation, express or implied statements regarding: the benefits of Korro’s OPERA platform and its potential to develop transformative genetic medicines; the timing of the interim data readout and completion of the Phase 1/2a clinical study for KRRO-110; Korro’s ability to grow and create value in 2025 and beyond; the timing and nomination of a second development candidate in the liver with GalNac delivery; expanding Korro’s wholly owned pipeline with multiple genetically validated targets; the ability to develop up to two therapeutic candidates for cardiometabolic diseases under the collaboration with Novo Nordisk; Korro’s cash runway, including its ability to complete a Phase 1/2a clinical study of KRRO-110 for AATD and advance other pipeline programs; the timing of and ability to advance three drug candidates to the clinic, two with clinical data and nominate an extra-hepatic drug candidate; KRRO-110’s potential as a best-in-class drug candidate for AATD; KRRO-110’s ability to restore therapeutic AAT levels in PiZZ patients and reduce lung and liver risk in patients; KRRO-110’s potential to provide a therapeutic benefit for patients and achieve therapeutic M-AAT levels in humans by its third single ascending dose; and the clinical advancement of KRRO-110, including Korro's plans to expand its Phase 1/2a clinical study to the US and other geographies; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks inherent in biopharmaceutical development; risks associated with pre-clinical studies and clinical studies; and other risks associated with obtaining regulatory approvals and protecting intellectual property; as well as risks associated with general economic conditions; the possibility that Korro may be adversely affected by other economic, business, and/or competitive factors; other risks and uncertainties indicated from time to time in Korro’s filings with the SEC, including Item 1A. “Risk Factors” in Korro’s most recent Quarterly Report on Form 10-Q filed with the SEC, as such may be amended or supplemented by its other filings with the SEC. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or in the events, conditions or circumstances on which any such statement is based. This presentation does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro. Industry and Market Data Certain information contained in this presentation relates to or is based on studies, publications, surveys and Korro’s own internal estimates and research. In this presentation, Korro relies on, and refers to, publicly available information and statistics regarding market participants in the sector in which Korro competes and other industry data. Any comparison of Korro to any other entity assumes the reliability of the information available to Korro.  Korro obtained this information and statistics from third-party sources, including reports by market research firms and company filings. In addition, all of the market data included in this presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while Korro believes its internal research is reliable, such research has not been verified by any independent source and Korro has not independently verified the information. Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but Korro will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Exhibit 99.2

Robust Pipeline with Multiple High-Value Targets

CONCEPT	PROGRAM / INDICATION	DELIVERY	DISCOVERY	PRECLINICAL DEVELOPMENT	PHASE 1	PHASE 2	PHASE 3
Repairing a pathogenic variant	KRRO-110 AATD	LNP (IV)	AAT Phase 1/2a - Interim data in 2H '25			REWRITE Clinical Trial	
De novo protein to inhibit degradation	Rare metabolic disorder	GalNAc (SC)	Undisclosed	DC in '25			
De novo protein to overcome LoF and GoF [1]	Amyotrophic lateral sclerosis	Undisclosed	TDP43				
De novo protein to modulate currents	Subsets of pain	Undisclosed	Na$_v$1.7				
Repairing a pathogenic variant	Parkinson's disease	Undisclosed	LRRK2				
Undisclosed	Cardiometabolic	Undisclosed	Up to 2 Targets	novo nordisk			

KRRO-110 program with first participant dosed in January '25

[1]De Novo protein variant to prevent toxic gain of function (GoF) with TDP43 aggregation, and still continue STMN2 signaling by overcoming toxic Loss-of-function (LOF)

KORRO BIO 2

SERPINA1 Surrogate Editors Demonstrate Good Translation to Higher Species

Surrogate SERPINA1 design: KB-1494-GVT



KRRO-110 site
E342K
SERPINA1 mRNA
KB-1494-GVT site
(few bases away)

Observations for KB–1494-GVT in PiZ C57BL/6 and Cyno



2mg/kg (single dose)
simulation
observation
Editing (%)
100
80
60
40
20
0
0
10
20
Time (day)

KB-1494-GVT edits at ~2x in Cynos relative to PiZ mouse at same dose

KORRO BIO 3